                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned, as a Section 16 reporting person of OP Bancorp, a California bank holding company (the
"Company"), hereby constitutes and appoints each Christine Oh and Min J.Kim as the undersigned's true and lawful attorney-in-fact to:

      1. complete and execute Forms 3, 4 and 5 and other forms and all amendments thereto as such attorney-in-fact shall in his or her discretion determine to be required or advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as amended) and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the
Company;

      2. do and preform any and all acts necessary or desirable in order to file such forms with the U.S. Securities and Exchange Commission, any securities exchange or national association, the Company and such other person or agency as the attorney-in-fact shall deem appropriate;and

      3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his or her discretion.

      The undersigned hereby ratifies and confirms that all said attorneys-in-
fact and agents or any of them, or each of their substitutes, may lawfully do or cause to be done by virtue hereof. The undersigned acknowledges that the attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934 (as amended).

      This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the
Company and the foregoing attorneys-in-fact. This Power of Attorney may be filed with the Securities and Exchange Commission as a confirming statement of the authority granted herein.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 27th day of March, 2018.

Signature:/s/ YONG SIN SHIN
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Name:       YONG SIN SHIN